AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 3rd day of June, 2010, to the Fund Administraton  Servicing Agreement, dated as of June 8, 2006, as amended (the "Fund Administration Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") on behalf of its separate series, the PIA BBB Bond Fund, the PIA MBS Bond Fund,  the PIA Short-Term Securities Fund and the PIA Moderate Duration Bond Fund and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the Fund Administration Agreement; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit K is hereby superseded and replaced with Exhibit K attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Name: Douglas G. Hess	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit K to the
Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
PIA BBB Bond Fund	10/27/2004
PIA MBS Bond Fund	02/28/2006
PIA Short-Term Securities Fund	10/27/2004
PIA Moderate Duration Bond Fund	10/27/2004
PIA High Yield Fund	06/03/2010
PIA High Yield (MACS) Fund	06/03/2010

PIA Funds FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at June, 2010

PIA BBB Bond & MBS Bond Funds
PIA Moderate Duration Bond Fund
PIA Short Term Securities Fund
Domestic Funds and International Funds*
Annual Fee:

$[    ] minimum/Fund (i.e. $[    ] for current [    ] funds)
[    ] basis points on first $[    ] million of combined assets
[    ] basis points on next $[    ] million of combined assets
[    ] basis points on next $[    ] billion of combined assets
[    ] basis points over $[    ] billion of combined assets

Advisor Information Source Web Portal
• $[    ] /fund/month
• $[    ] /fund/month for clients using an external administration service
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.
Fees are billed monthly.

* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:   /s/ Thad M. Brown
Printed Name:    Thad M. Brown
Title:   COO      Date:   7/8/10

Exhibit K (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at June, 2010

Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison for All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*

-  as allocated by the AST Board

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
PACIFIC INCOME ADVISERS, INC.

By:    /s/ Thad M. Brown
Printed Name:    Thad M. Brown
Title:    COO       Date:   7/8/10